UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 17, 2006
(Date of earliest event reported)

Hometown Auto Retailers, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-24669	06-1501703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 South Main Street, Waterbury, CT	06706
(Address of principal executive offices)	(Zip Code)

(203) 756-1300
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Appointment of Principal Officers.

On March 17, 2006 at 8:50 p.m. H. Dennis Lauzon informed the Registrant by email to the Registrant’s outside counsel, with copies to Registrant and its directors, that he is not rescinding his resignation as a director. The resignation is effective March 10, 2006 pursuant to his letter of that date as previously filed as an exhibit to the Form 8-K filed by the Registrant on March 17, 2006. Mr. Lauzon is not a member of any committee of the Board of Directors. The circumstances relating to the resignation are described in the Form 8-K filed by the Registrant on March 17, 2006. Mr. Lauzon has been provided with a copy of this Form 8-K and with the opportunity to furnish the Registrant as promptly as possible with a letter addressed to the Registrant stating whether he agrees with the statements made by the Registrant in response to this Item 5.02.

Section 9 - Financial Statements and Exhibits

Item 9.01 - (d) Exhibits.

Number	Description

99.1	Email dated March 17, 2006 from H. Dennis Lauzon to the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOMETOWN AUTO RETAILERS, INC.

Date: March 21, 2006	By:	/s/Corey Shaker
Corey Shaker, President and Chief Executive Officer